Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated November 5, 2014, with respect to the October 22, 2014 statement of assets and liabilities of Reality Shares DIVS ETF in the Registration Statement (Form N-1A) (Pre-Effective Amendment No. 4 to File No. 333-192288) and related Prospectus of Reality Shares DIVS ETF.

Los Angeles, California

November 7, 2014

A member firm of Ernst & Young Global Limited